AMENDED AND RESTATED
SHARE AND WARRANT CANCELLATION AGREEMENT

THIS AMENDED AND RESTATED SHARE AND WARRANT CANCELLATION AGREEMENT (this “Agreement”) is made and entered into as of this 6th day of December, 2010, by and between SRKP 20, Inc., a Delaware corporation (“SRKP 20”), and the stockholders of SRKP 20, as set forth on Schedule I attached hereto (such stockholders are collectively referred to herein as the “Stockholders”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Exchange Agreement (as hereinafter defined).

RECITALS

WHEREAS, as of the date hereof, SRKP 20 entered into an Amended and Restated Share Exchange Agreement (the “Exchange Agreement”) with Immense Fortune Holdings Limited, a British Virgin Islands corporation (“Immense Fortune”), Legend Media Holdings HK Limited, a Hong Kong corporation and a wholly-owned subsidiary of Immense Fortune (“Legend”) and Feigeda Electronic (SZ) Co., Ltd., a company organized under the laws of the People’s Republic of China and a wholly-owned subsidiary of Legend, and Finest Day Limited, a British Virgin Islands corporation and sole shareholder of Immense Fortune (the “Shareholder”), a copy of which is attached hereto as Exhibit A;

WHEREAS, pursuant to the terms of the Exchange Agreement, and as a condition to the completion of the transactions contemplated by the Exchange Agreement, SRKP 20 agreed to enter into an agreement with the Stockholders to cancel (i) an aggregate of 4,267,674 shares of SRKP 20 common stock held by such Stockholders (the “Shares”), as such Shares are more particularly set forth on Schedule I attached hereto, and (ii) an aggregate of 6,913,236 warrants to purchase shares of SRKP 20 common stock held by such Stockholders (the “Warrants”), as such Warrants are more particularly set forth on Schedule II attached hereto; and

WHEREAS, the Stockholders acknowledge that they would benefit from the completion of the transactions contemplated by the Exchange Agreement.

NOW, THEREFORE, for and in consideration of the execution and delivery of the Exchange Agreement, and the payment of good and valuable consideration pursuant to the Exchange Agreement, the receipt and sufficiency of which is hereby acknowledged, SRKP 20 and the Stockholders, each intending to be legally bound by this Agreement, hereby agree as follows:

AGREEMENT

1.  DUTIES

1.1  Rights and Obligations of the Parties.  The parties shall be entitled to such rights and shall perform such duties as set forth herein.  In the event that the terms of this Agreement conflict in any way with the provisions of the Exchange Agreement, the Exchange Agreement shall control.

1.2  Cancellation of Shares and Warrants.  On the Closing Date of the Exchange Agreement, the Shares and the Warrants shall be deemed automatically cancelled.  The Stockholders agree to execute any and all documents, including, but not limited to, stock powers for the stock certificates representing the Shares, as SRKP 20 reasonably determines necessary to effect the cancellation of the Shares and the Warrants pursuant to the terms of this Agreement

2.  DIVIDENDS; VOTING RIGHTS; STOCK SPLITS

2.1  Cash Dividends; Voting Rights.  Prior to the Closing of the Exchange Agreement, the Stockholders shall have rights to cash or stock dividends with respect to the Shares and the Warrants, if any, and have rights to vote their respective Shares, if any such matter requiring stockholder approval shall arise.

2.2  Stock Splits; Stock Dividends.  In the event of any stock split or other similar transaction with respect to SRKP 20 common stock that becomes effective prior to the Closing of the Exchange Agreement, the additional shares or warrants issued with respect to the Shares or the Warrants shall be similarly cancelled.

3.  MISCELLANEOUS

3.1  Transferability.  None of the rights and obligations of the Stockholders hereunder shall be transferable.

3.2  Notices.  Any notices or other communications required or permitted under this Agreement shall be in writing and shall be sufficiently given if sent by (i) registered or certified mail, postage prepaid, addressed as follows, (ii) facsimile to the facsimile numbers identified below or (iii) overnight courier (such as UPS or FedEx), addressed as follows:

If to SRKP 20:

SRKP 20, Inc.
4737 North Ocean Drive, Suite 207
Lauderdale by the Sea, FL 33308
Attention: Richard Rappaport
Telecopy No.:  (310) 843-9304

If to the Stockholders:

to the address set forth next to the name of each of the Stockholders in Schedule I or such other person or address as shall be furnished in writing by any of the parties and any such notice or communication shall be deemed to have been given as of the date so mailed.

3.3  Construction.  The validity, enforcement and construction of this Agreement shall be governed by the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

3.4  Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, assigns and transferees, as the case may be.

3.5  Severability.  If any provision or section of this Agreement is determined to be void or otherwise unenforceable, it shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain enforceable in accordance with their terms.

3.6  Interpretation.  The headings and subheadings contained in this Agreement are for reference only and for the benefit of the parties and shall not be considered in the interpretation or construction of this Agreement.  This Agreement shall be construed and interpreted without regard to any rule or presumption requiring that it be construed or interpreted against the party causing it to be drafted.

3.7  Execution in Counterparts.  This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

3.8  Amendments.  This Agreement may be amended from time to time but only by written agreement signed by all of the parties hereto.

3.9 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes any and all prior understandings, agreements, negotiations and discussions, both written and oral, between the parties hereto with respect to the subject matter hereof.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Share and Warrant Cancellation Agreement as of the day and year first above written.

SRKP 20, INC.

By:	/s/ Richard Rappaport
Name: Richard Rappaport
Title: President

STOCKHOLDERS

/s/ Debbie Schwartzberg	/s/ Anthony Pintsopoulos
Debbie Schwartzberg	Anthony Pintsopoulos

/s/ Debbie Schwartzberg	/s/ Richard Rappaport
The Julie Schwartzberg Trust dated 2/9/2000	Amanda Rappaport Trust
By: Debbie Schwartzberg	By: Richard Rappaport
Its: Trustee	Its: Trustee

/s/ Debbie Schwartzberg	/s/ Richard Rappaport
The David N. Sterling Trust dated 2/3/2000	Kailey Rappaport Trust
By: Debbie Schwartzberg	By: Richard Rappaport
Its: Trustee	Its: Trustee

/s/ Janine Frisco	/s/ Kevin DePrimio
Janine Frisco	Kevin DePrimio

/s/ Richard Rappaport	/s/ Jason Stern
WestPark Capital Financial Services, LLC	Jason Stern
By: Richard Rappaport
Its: Chief Executive Officer

/s/ Richard Rappaport	/s/ Zhou Chen
Richard Rappaport	Zhou Chen

/s/ Xingrong Zhang	/s/ HaiLan Zhang
Xingrong Zhang	HaiLan Zhang

Acknowledged and Agreed:

Immense Fortune Holdings Limited

/s/ Zuxi Wu
By:	Zuxi Wu
Title:	President

Schedule I
Stockholders of SRKP 20, Inc.

	Stockholder	Shares to be cancelled per the terms of this Agreement	Pre-Closing Shares	Post-Closing Shares
1.	WestPark Financial Services, LLC 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	895,060	2,773,979	1,878,919
2.	Richard Rappaport 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	665,021	1,135,420	470,399
3.	Amanda Rappaport Trust 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	187,038	319,338	132,300
4.	Kailey Rappaport Trust 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	187,038	319,338	132,300
5.	Debbie Schwartzberg 785 5th Avenue , Apt 10C New York, NY 10022	585,705	1,000,000	414,295
6.	The Julie Schwartzberg Trust dated 2/9/2000 785 5th Avenue , Apt 10C New York, NY 10022	58,570	100,000	41,430
7.	The David N. Sterling Trust dated 2/3/2000 785 5th Avenue , Apt 10C New York, NY 10022	58,570	100,000	41,430
8.	Anthony Pintsopoulos c/o SRKP 20, Inc. 4737 North Ocean Drive, Suite 207 Lauderdale by the Sea, FL 33308	415,639	709,639	294,000
9.	Janine Frisco 200 Oceangate, Suite 1500 Long Beach, CA 90802-4302	145,474	248,374	102,900
10.	Kevin DePrimio 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	145,474	248,374	102,900
11.	Jason Stern 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	83,128	141,928	58,800
12.	Xingrong Zhang TianLai 17 Block, Zheng Zhong Golf Long Gong District, Shenzhen, China	280,319	478,601	198,282
13.	Zhou Chen TianLai 17 Block, Zheng Zhong Golf Long Gong District, Shenzhen, China	280,319	478,601	198,282
14.	HaiLan Zhang TianLai 17 Block, Zheng Zhong Golf Long Gong District, Shenzhen, China	280,319	478,601	198,282
		4,267,674	8,532,193	4,264,519

Schedule II
Warrantholders of SRKP 20, Inc.

	Warrantholder	Warrants to be cancelled per the terms of this Agreement	Pre-Closing Warrants	Post-Closing Warrants
1.	WestPark Financial Services, LLC 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	1,358,844	2,773,979	1,415,135
2.	Richard Rappaport 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	980,380	1,135,420	155,040
3.	Amanda Rappaport Trust 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	275,733	319,338	43,605
4.	Kailey Rappaport Trust 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	275,733	319,338	43,605
5.	Debbie Schwartzberg 785 5th Avenue , Apt 10C New York, NY 10022	863,452	1,000,000	136,548
6.	The Julie Schwartzberg Trust dated 2/9/2000 785 5th Avenue , Apt 10C New York, NY 10022	86,345	100,000	13,655
7.	The David N. Sterling Trust dated 2/3/2000 785 5th Avenue , Apt 10C New York, NY 10022	86,345	100,000	13,655
8.	Anthony Pintsopoulos c/o SRKP 20, Inc. 4737 North Ocean Drive, Suite 207 Lauderdale by the Sea, FL 33308	612,739	709,639	96,900
9.	Janine Frisco 200 Oceangate, Suite 1500 Long Beach, CA 90802-4302	214,459	248,374	33,915
10.	Kevin DePrimio 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	214,459	248,374	33,915
11.	Jason Stern 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	122,548	141,928	19,380
12.	Xingrong Zhang TianLai 17 Block, Zheng Zhong Golf Long Gong District, Shenzhen, China	607,399	703,455	96,056
13.	Zhou Chen TianLai 17 Block, Zheng Zhong Golf Long Gong District, Shenzhen, China	607,400	703,455	96,055
14.	HaiLan Zhang TianLai 17 Block, Zheng Zhong Golf Long Gong District, Shenzhen, China	607,400	703,455	96,055
		6,913,236	9,206,755	2,293,519

Exhibit A

Amended and Restated Share Exchange Agreement